Exhibit 10.19


                FINANCIAL PUBLIC RELATIONS / CONSULTING AGREEMENT
                -------------------------------------------------


This Agreement, made this 1st day of September 1998, by and between Medical Dynamics, Inc., (NASDAQ/MEDY) of 99 Inverness Drive East, Englewood, CO 80112 (hereinafter defined as "Company"), and Merchant Capital, Inc., of 5300 West Sahara, Suite 101, Las Vegas, NV 89102, engaged in providing consulting and financial public relations services (hereinafter defined as "Consultant").

Witnessth that:

     Whereas, the Company requires consulting and financial public relations services and desires to employ Consultant to provide such services, and

     Whereas, the Consultant has advised the Company that the Consultant is experienced in the field of financial public relations and in complying with the requirements of the federal and applicable state securities laws with respect to Consultant's activities in the financial public relations field.

     Whereas, Consultant is agreeable to such engagement, and the parties desire a written document formalizing their relationship and evidencing the terms of their agreement.

     Now therefore, intending to be legally bound and in consideration of the mutual promises and covenant, the parties have agreed as follows:

1. Appointment. The Company hereby appoints Consultant as non-exclusive financial public relations counsel and hereby retains and employs Consultant under the terms and conditions of this Agreement. Consultant hereby accepts such engagement under the terms and conditions of this Agreement,

2. Term. The term of this Agreement shall begin September 1, 1998 and shall terminate on September 1, 1999 unless sooner terminated as provided herein.

3. Services. Consultant shall act generally as a non-exclusive financial public relations counsel consulting with and providing the Company with its opinions and recommendations respecting existing and potential Investment bankers, market makers, broker-dealers, underwriters and investors. Consultant shall, from time to time, act as liaison between the Company and any such person. Consultant shall act as advisor to the Company with respect to public relations communications and information distribution. From time to time, as the Company may request, Consultant will engage in planning, designing, developing, organizing, writing, and distributing such communications.

     A. As the Company may direct, Consultant will assist the Company with respect to shareholder meetings, media interviews and interviews and meetings between the Company and financial analysts and other members of the investment community.


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     B.   Generally,  Consultant will seek to make the Company,  its management,
          products,   services  and  prospects  known  to  potential  investment bankers, market makers, broker-dealers, underwriters and investors, the financial community and the public. With the assistance of the Company, consultant will create a research report to be published and distributed to the financial co mmunity.

     C. Company shall promptly provide Consultant with all and complete copies of all filings with federal and state securities regulators and agencies, shareholders reports, proxies, sales material, brochures, and press releases, whether or not Consultant may have assisted in the preparation of any such written material. Any such correspondence shall be sent to Merchant Capital, Inc., 424 Spencer Street, Elizabeth, NJ 07202.

     D. Company shall immediately notify Consultant of the Company's intention of filing of any registration statement for the sale of securities and of any other event, which may trigger any restriction on publicity.

     E. Company shall notify Consultant if any information that has been provided to Consultant has not been generally released or promulgated.

     Company has an affirmative duty to conspicuous mark as "Confidential" any document that may contain proprietary or confidential information. In the absence of any such conspicuous marking, Consultant shall have no duty hold from publication any written information supplied to Consultant by the Company.

5.   Representations of Consultant.

     (a) The Consultant acknowledges that from time-to-time the Company will provide it with information which has not been released publicly. Whether or not marked "Confidential," to the extent the Consultant understands that certain information regarding the Company has not yet been made publicly available, the Consultant will keep and maintain the information confidential and will not disseminate such information to any person not directly working with the Company pursuant to this Agreement and who is under a similar obligation of confidentiality.

     (b) The Consultant acknowledges that the Company's common stock is trading in the SmallCap market of The Nasdaq Stock Market, Inc. The Consultant further acknowledges that the federal and applicable state securities laws impose liabilities and restrictions on persons to prev ent them from buying or selling securities while in possession of non-public information with respect to the issuer of such securities. The Consultant represents and warrants that it will comply with all federa and applicable state securities laws, and other applicable laws and regulations, with respect to any buying or selling of shares of the Company's common stock, and further represents that it will obtain similar agreements from its employees and affiliates who may from time-to-time be in possession of information relating to the Company which is non-public.

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     (c)  The  Consultant  represents  that  neither  it, nor any  affiliate  or employee, is subject to any cease and desist order, injunction, restraining order, bar, disgorgement order, or similar order as a result of any judicial or administrative process brought by or on behalf of an y federal or state securities administrator or law enforcement officer, nor are proceedings which may result in any of the foregoing underway at the current time.

     (d) The Consultant further represents with respect to itself and its affiliates that neither it nor any affiliate or employee, is subject to:

          (1) Any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

          (2) Any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

          (3) any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; or

          (4) Being found by a court of competent jurisdiction (in a civil action), the Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.

          (e) The Consultant understands that its activities pursuant to this Agreement with respect to the Company may subject any offers or sales it may make of securities of the Company (whether such securities are received pursuant to this Agreement or otherwise) to Regulation M of the Rules and Regulations of the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended. The Consultant agrees to comply specifically with Regulation M to the extent such Regulation is applicable to any activities the Consultant may undertake relating directly or indirectly to the Company or its securities.

          (f) The Consultant acknowledges that only the Company has authority to release information with respect to the Company, its business, assets, operations, and financial condition and the Consultant will not release any such information to any person without the expres s consent of the Company.

5. Representations of the Company. The Company shall be deemed to make a continuing representation of the accuracy of any and all material facts, material information and data, which it supplies to Consultant. The Company

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     acknowledges  its awareness that  Consultant  will rely in such  continuing
     representation   in   disseminating   such  information  and  otherwise  in
     performing its financial public relations functions.

     A. Consultant may, in the absence of any contrary writing from the Company, continue to rely on the accuracy and sufficiency of any information and data supplied by the Company.

5. Indemnification. Company hereby agrees to indemnify Consultant against, and to hold Consultant harmless from, any claims, demands. suits, losses, damages etc. arising out of Consultant's reliance on the information supplied to Consultant by the Company, unless Consultant has been negligent in fulfilling its duties hereunder.

     (a) The Consultant will indemnify and hold the Company, each of its affiliates, its directors, each officer of the Company, each person, if any, who controls the Company within the meaning of the Act, and each underwriter and its affiliates (collectively the "Indemnified Party") from and against

               (i) any losses, claims, damages or liabilities, joint or several, to which the Indemnified Party may become subject, under the Securities Act of 1933, the Securities Exchange Act of 1934, any state securities law, or otherwise (collectively "Losses")

               (ii) insofar as such Losses (or actions in respect thereof): (A) arise out of or are based upon any actions taken by the Consultant pursuant to this Agreement or in connection with any offer or sale of securities of the Company by the Consultant, or (B) arise out of any untrue statement or alleged untrue statement of any material fact made in reliance upon and in conformity with information furnished to the Company by the Consultant or on its behalf which statement is containe in any registration statement which registers shares of the Company's common stock for the benefit of the Consultant, any Prospectus contained therein, or any amendment or supplement thereto, or any document incident to registration or qualification of such shares covered thereby under state securities or blue sky laws or (C) arising out of or based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements contained therein not misleading in light of the circumstances under which they were made or any violation by the Consultant of the Act or state securities or blue sky laws applicable to the Consultant and relating to any action or inaction required by the Consultant in connection with such registration or qualification under such state securities or blue sky laws, or (D) any liability resulting from the failure by the Consultant or any agent to deliver a Prospectus pursuant to the requirements of the Securities Act of 1933 following the registration of securities of the Company.

     (b) Promptly after receipt by an Indemnified Party, under the foregoing paragraph, of notice of the commencement of any action involving a claim referred to in such paragraph, such Indemnified Party shall, if a claim in respect thereof is to be made against the Consultant as the "Indemnifying Party" under such paragraph, notify the Indemnifying

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          Party in writing of the commencement  thereof. In case any such action shall be brought against an Indemnified Party and it shall notify the Indemnifying Party of the commencement thereof, the Indemnifying Party shall be entitled to participate in and to assume the defense thereof, with counsel satisfactory to such Indemnified Party and, after notice from the Indemnifying Party to such Indemnified Party of its election so to assume the defense thereof, the Indemnifying Party shall not be liable to such Indemnified Party under such paragraph for any legal or other expenses; provided, however, that if the defendants in any such action include both the Indemnified Party and the Indemnifying Party and the Indemnified Party shall have reasonably concluded that there may be reasonable defenses available to it which are different from or additional to those available to the Indemnifying Party or if the interests of the Indemnified Party reasonably may be deemed to conflict with the interests of the Indemnifying Party, the Indemnified Party shall have the right to select a separate counsel and to assume such legal defenses and otherwise to participate in the defense of such action with the expenses and fees of such separate counsel and other expenses related to such participation to be reimbursed by the Indemnifying Party as incurred.

     (c) The respective indemnities, agreements, representations, warranties and other statements of the Company and the Consultant as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement shall remain in full force and effect regardless of any investigation (or any statements as to the results thereof) made by or on behalf of the Consultant or any officer, or director or controlling person of the Consultant or the Company.
                                                                             (a)

5. Compensation. For all consulting and financial public relations services for the term of this Agreement, Company shall pay Consultant thirty six thousand shares (36,000) of restricted common stock, carrying piggyback registration rights, of Medical Dynamics, Inc. (MEDY), payable as f ollows:

     (a) Three thousand shares (3,000) payable monthly, beginning September 1, 1998.

     Company shall also grant Consultant a total of 300,000 two-year options to purchase Company restricted common stock, carrying piggyback registration rights, as follows:

     (a) Twenty five thousand shares (25,000) at a purchase price of four dollars ($4.00) per share of restricted common stock, carrying piggyback registration rights, of Medical Dynamics, Inc. (MEDY) to be issued immediately upon execution of this agreement.

     (b) Twenty five thousand shares (25,000) at a purchase price of four dollars and fifty cents ($4.50) per share of restricted common stock, carrying piggyback registration rights, of Medical Dynamics, Inc.
          (MEDY) to be issued immediately upon execution of this agreement.

     (c) Twenty five thousand shares (25,000) at a purchase price of five dollars ($5.00) per share of restricted common stock, carrying piggyback registration rights, of Medical Dynamics, Inc. (MEDY) to be issued immediately upon execution of this agreement.

     (d) Twenty five thousand shares (25,000) at a purchase price of four dollars ($4.00) per share of restricted common stock, carrying piggyback registration rights, of Medical Dynamics, Inc. (MEDY) to be issued quarterly thereafter beginning January 1, 1999.

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     (e)  Twenty  five  thousand  shares  (25,000)  at a purchase  price of four dollars and fifty cents ($4.50) per share of restricted common stock, carrying piggyback registration rights, of Medical Dynamics, Inc.
          (MEDY) to be issued quarterly thereafter beginning April 1, 1999.

     (f) Twenty five thousand shares (25,000) at a purchase price of five dollars ($5.00) per share of restricted common stock, carrying piggyback registration rights, of Medical Dynamics, Inc. (MEDY) to be issued quarterly thereafter beginning July 1, 1999.

A. The parties acknowledge that in negotiating this fee arrangement that the services performed and to be by Consultant will probably not be performed in equal time segments or in accordance with any predefined or rigid schedule of activities. The lessening of the delivery of servic es by Consultant shall not constitute a breach of this Agreement or provide any grounds for its termination.

8. Expenses. MEDY will reimburse the Consultant for expenses incurred, but only upon presentation of a detailed description of the expenses incurred, and only to the extent MEDY approves in advance and in writing any expenditure in excess of $500.

9. Relationship. Consultant, its employees and agents and representatives are independent contractors and are responsible for the withholding and payment of any applicable employment related times or unemployment compensation. This Agreement does not establish and partnership, joint venture or other business association between the parties and neither party shall have any interest in the management, business or property of the other party, except as specifically provided herein.


10. Termination. This Agreement may be terminated by either party, prior to the expiration of its terms, with thirty (30) days written notification.

11. Attorney's Fees. Should either party default in the terms or conditions of this Agreement and suit be filed as a result of such default, the prevailing party shall be entitled to recover the costs of such suit, including reasonable attorney's fees through trial and appeal.


12. Waiver of Breach. The waiver by a party of a breach of any provision of this Agreement by the other shall not operate or be construed as a waiver of any subsequent breach by the other party without regard to the subject of the breach.

13. Assignment. The rights and obligations of the parties to this Agreement shall inure to the benefit of; and shall be binding upon the successors and assigns of the parties provided however, that nothing herein shall obligate the Consultant to perform any services for any receiver or trustee in bankruptcy.

14. Notices. Any notice permitted or required shall he sufficient if in writing and mailed by certified mail, return, receipt requested, to the other party at its address shown within or provided to the other party as a formal change of address.

15. Entire Agreeement. This Agreement contains the entire agreement of the parties, and may be modified only in writing signed by the party against whom enforcement of any modification shall be sought.


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IN WITNESS WIIEREOF,  the parties have executed this Agreement on the date first written above.

Merchant Capital, Inc.                           Medical Dynamics, Inc.
5300 West Sahara, Suite 101                      99 Inverness Drive East
Las Vegas, NV 89102                              Englewood, CO 80112


Ronald P. Russo, Jr. - Managing Director         Van A. Horsley - President